Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Registration Statement No. 333-207874 on Form S-1 of our report dated February 19, 2015 related to the consolidated financial statements of Virtu Financial LLC and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, NY
November 11, 2015